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                                                                    EXHIBIT 23.1
                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the use of our reports dated February 6, 1995 (except with respect to the matter discussed in Note 17, as to which the date is March 14, 1995), to all references to our Firm in Post-Effective Amendment No. 4 to this Registration Statement on Form S-1 and to the incorporation by reference of such reports in WMX Technologies, Inc.'s previously filed Registration Statements on Form S-8 (Registration Nos. 33-7201, 33-17447, 33-26733 and 33-35936).

                                            /s/ Arthur Andersen LLP
                                               ARTHUR ANDERSEN LLP

Chicago, Illinois April 20, 1995